                                                                    EXHIBIT 10.1


                AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT


         This Amendment No. 2 (the "Amendment") is made as of this 2nd day of January 1997 ("Effective Date") by and between Sloan-Kettering Institute for Cancer Research ("SKI") and Protein Design Labs, Inc. ("PDL") and amends that certain Amended and Restated Agreement (the "Agreement") between SKI and PDL dated as of April 1, 1993, as amended by Amendment No. 1 dated September 19, 1996. Except as expressly provided herein, capitalized terms shall have the meaning set forth in the Agreement.

                                    RECITALS

A. WHEREAS, SKI and PDL entered into the Agreement to provide for certain rights and obligations of the parties with respect to murine and humanized versions of the M195 Antibody.

B. WHEREAS, the funded research for the Program is scheduled to expire on January 1, 1997;

C. WHEREAS, PDL and SKI desire to amend the Agreement as set forth herein, including without limitation, to provide for an extension of funding by PDL in the amount of $50,000, subject to annual renewal by PDL and to terminate certain rights and obligation with respect to development of the Radiolabelled Mouse M195 and certain first refusal rights for Licensed Products.

                                    AGREEMENT

NOW THEREFORE, BE IT RESOLVED,

1. AMENDMENT AND RESTATEMENT OF SECTION 4.4. From and after the Effective Date, except for Sections 4.4.3 (Scientific Coordinators) and 4.4.6 (Inventions), which shall remain in full force and effect, Sections 4.4.1 (Program), 4.4.2 (Research and Clinical Trials to be Performed), 4.4.4 (Funding Amount), 4.4.5 (Application of Funds) and 4.4.7 (Option to Terminate Program) of the Agreement are hereby amended and restated in their entirety to provide as follows:

       "4.4  NEW PROGRAM.

           4.4.1 PROGRAM FUNDING. Beginning January 1, 1997, PDL shall provide Fifty Thousand Dollars ($50,000) (inclusive of any overhead amounts) to fund the Program. No overhead shall be payable in connection with expenses for salaries of research fellows or purchases of capital equipment. Overhead shall not exceed thirty-five percent (35%) on any other expenses under the Program. Renewal of the funding shall be subject to annual review and approval by PDL, which approval may be withheld in its sole discretion.

           4.4.2 RESEARCH AND CLINICALS. The Program shall consist of clinical trial protocols involving the M195 Antibody conducted by or under Dr. Scheinberg. Dr. Scheinberg shall notify the PDL Scientific Coordinator prior to the initiation of such trials. Any proposed changes in the areas of research or clinical trials shall be discussed and mutually agreed upon between the Scientific Coordinators."

2. TERMINATION OF CERTAIN OTHER RIGHTS AND OBLIGATIONS. As of the Effective Date, Sections 4.5 (PDL Obligations to Develop Radiolabelled Mouse M195), 5.1 (Right of First Refusal to Do Clinical Trial) and 5.2 (PDL Corporate Partner) shall be terminated in their entirety and of no further force and effect. In addition, this Amendment shall serve as notice of termination of the rights of PDL under Section 2.3 (Termination of Radiolabelled Mouse M195 License).

3. NO OTHER CHANGES. On and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as of the date first set forth above.

PDL:                                       SKI:

PROTEIN DESIGN LABS, INC.                  SLOAN-KETTERING INSTITUTE
                                           FOR CANCER RESEARCH


By                                         By
   -------------------------------             --------------------------------

Title                                      Title
      ----------------------------                -----------------------------